EXHIBIT 5
                                                              Opinion of Counsel

                           Cyruli Shanks & Zizmor, LLP
                                 Attorney-at-Law
                        420 Lexington Avenue, Suite 2020
                            New York, New York 10170
                                 (212) 661-6800

                                November 5, 2004

      You have requested our opinion with respect to the securities to be included in the registration statement on Form S-8 (the "Registration Statement") of Explorations Group, Inc. (the "Company"), which will be filed with the Securities and Exchange Commission (the "SEC") on or about November 5, 2004. The Registration Statement is being filed in connection with the Company's offering of 2,000,000 shares of common stock (the "Shares") pursuant to the Company's 2004 Equity Compensation Plan (the "Plan").

      We are familiar with the proceedings to date with respect to such offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

      For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.

      Based upon and relying solely on the foregoing, and subject to the qualifications state herein, we are of the opinion that when issued against consideration therefore and after the Registration Statement shall become effective under the Securities Act of 1933, as amended (the "Act"), the shares of Common Stock issuable in connection with the Plan will be validly issued, fully paid and non-assessable securities of the Company.

      The opinions herein are limited to the federal laws of the United States, and we express no opinion as to the effect of the laws of any other jurisdiction on matters addressed in this opinion. This opinion is expressly limited to the matters herein set forth and we express no opinion as to any matter other than as specifically set forth herein.
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      We consent to the use of this opinion as an exhibit to the Registration
Statement on Form S-8 to be filed with the Commission on or about November 5, 2004. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

      Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof. Whenever any opinion of ours refers to or includes the performance of any obligation or the issuance of any instrument or certificate after the date hereof, it is based on our assumption that: (a) all relevant facts and circumstances will be the same at such future time as we believe them to be on the date hereof (except as noted in the next clause (b));
(b) each party will have taken all future or further actions necessary or appropriate thereto; and (c) no changes will have occurred in any of the Registration Statement, the Plan, or the Company's organization documents, or other relevant certificates and documents, applicable law, trade usage or course of dealings.

      This opinion is rendered solely for your benefit in connection with the issuance of the Common Stock pursuant to the Plan. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, except as noted above.

                                           Very truly yours

                                           /s/ Cyruli Shanks & Zizmor, LLP